UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2009

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

In July, 2009, management of Teleflex Incorporated (the "Company") determined that a non-cash charge of approximately $25 million for impairment of goodwill related to its Power Systems division (the "Power Systems Business") was required to be recorded in its statement of income for the second quarter of 2009. This determination resulted from the sales process related to the Power Systems Business, which led management to conclude that the carrying value of the business would not be recoverable.

Item 7.01 Regulation FD Disclosure.

On July 20, 2009, the Company issued a press release announcing the sale of its Power Systems Business and certain impairment charges to be recorded in its statement of income for the second quarter of 2009, which consist of the goodwill impairment charge described in Item 2.06 of this Current Report and additional non-cash charges for impairment of goodwill and other intangible assets related to businesses within the Company's Aerospace and Commercial segments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated July 20, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

July 20, 2009	By:	Kevin K. Gordon

Name: Kevin K. Gordon
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 20, 2009